Annex A
                                                  -------

            AGREEMENT  AND  PLAN  OF  REORGANIZATION



     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of July 14, 1999 is by and among Eastern Enterprises
(the "Parent"), EE Acquisition Company, Inc., a New Hampshire corporation ("Merger Sub"), and EnergyNorth, Inc. (the
"Company"), a New Hampshire corporation.

                            RECITALS

  A. Upon the terms and subject to the conditions of this Agreement and in accordance with the laws of the State of New Hampshire, the Parent and the Company will enter into a business combination transaction pursuant to which the Company will merge with and into Merger Sub, a wholly-owned subsidiary of Parent.

  B. The Board of Trustees of the Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Parent and fair to, and in the best interests of, the Parent and its stockholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

  C. The Board of Directors of the Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its stockholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, subject to approval of the Merger by the stockholders of the Company.

  D. The Parent and the Company and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

  E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

  NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.        THE MERGER





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     1.        The Merger.   At the Effective Time (as defined in
Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of New Hampshire law, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation. Merger
Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     2.        Effective Time; Closing.   Subject to the provisions of
this Agreement, the parties hereto shall cause the Merger to be consummated by filing the Articles of merger (the "Articles of Merger") with the Secretary of the State of New Hampshire in accordance with the relevant provisions of New Hampshire law (the time of such filing, or such later time as may be agreed in writing by the parties and specified in the Articles of Merger, being the "Effective Time," and the date on which the Effective
Time occurs being the "Effective Date") as soon as practicable on the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and the Articles of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Ropes & Gray, at a time and date to be specified by the parties, which shall be no later than the 35th day after the satisfaction or waiver of the conditions set forth in Article 6
(other than delivery of items to be delivered at Closing), or at such other time, date and location as the parties hereto agree in writing (the "Closing Date"). At the Closing, (a) the Company shall deliver to the Parent the various Articles and instruments required under Article 6, (b) the Parent and Merger Sub shall deliver to the Company the various Articles and instruments required under Article 6, and (c) the Company and Merger Sub shall execute and file with the Secretary of the State of New Hampshire the Articles of Merger.

     3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of New Hampshire law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the estate, property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and obligations of the Company and Merger Sub shall become the debts, liabilities and obligations of the Surviving Corporation.

     4.        Articles of Incorporation; Bylaws.

     1. At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that at the Effective Time the Articles of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "EnergyNorth, Inc." Subject to the foregoing, the additional effects of the Merger shall be as provided in NH RSA 293-A: 11.06 (the "NHBCA").





PAGE>




     2. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.




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5.        Directors and Officers.   The directors of Merger Sub
immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to serve until their successors are duly elected or appointed or qualified.

     6. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger
Sub, the Company or the holders of any of the following securities:

     1.        Conversion of Company Common Stock.   Each share of
     Common Stock, $1.00 par value, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(c)) will be canceled and extinguished and automatically converted (subject to Section 1.6(f) and (h)) into the right to receive the following (the "Merger Consideration") at the Effective Time:

               1. (A) $47.00 in cash, without interest (the "Per Share Cash Amount"), (B) a number of shares of Common Stock, $1.00 par value, of the Parent (the "Parent Common Stock") equal to the Per Share Cash Amount divided by the Market Value (as defined below) of Parent Common Stock (the "Exchange Ratio"), or (C) a combination of cash and shares of Parent Common Stock determined in accordance with this Section 1.6. For purposes of this Agreement, "Market Value" of Parent Common Stock means the average of the Daily Per Share Prices (as hereinafter defined) of Parent Common Stock for the ten consecutive trading days ending on the third trading day prior to the Effective Date. The "Daily Per Share Price" for any trading day means the weighted average of the per share selling prices of the Parent Common Stock on the New York Stock Exchange (the "NYSE"), as reported in the NYSE Composite Transactions, for that day. Notwithstanding the foregoing, if the Market Value of Parent Common Stock is less than $36.00 per share, Market Value for purposes of this Section 1.6(a)(i) shall mean $36.00 and if the Market Value of Parent Common Stock is greater than $44.00 per share, Market Value for purposes of this Section 1.6(a)(i) shall mean $44.00.

               2. The number of shares of Company Common Stock to be converted into the right to receive cash in the Merger will, subject to Section 1.6(a)(vii), be 49.9% of outstanding shares (the "Cash Election Number"). The remaining shares of Company Common Stock outstanding immediately prior to the Effective Time (the "Stock Election Number") will be converted into the right to receive Parent Common Stock in the Merger.

               3. Subject to the allocation and election procedures set forth in this Section 1.6, each record holder of shares of Company Common Stock immediately prior to the Effective Time will be entitled in respect of each such share (i) to elect to receive cash for such share (a "Cash Election"), (ii) to elect to receive Parent Common Stock for such share (a "Stock Election"), or (iii) to indicate that such record holder has no preference as to the receipt of cash or Parent Common Stock for such share (a "Non-Election"). All such elections will be made on a form designed for that purpose
          (a "Form of Election").

               4. If the aggregate number of shares covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, all shares of Company Common Stock covered by Stock Elections (the "Stock Election Shares") and all shares of Company Common Stock covered by Non-Elections (the "Non-Election Shares") will be converted into the right to receive Parent Common Stock, and the Cash Election Shares will be converted into the right to receive Parent Common Stock and cash in the following manner:

             Each Cash Election Share will be converted into the right to receive (A) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction (the "Cash Fraction"), the numerator of which will be the Cash Election Number and the denominator of which will be the total number of Cash Election Shares, and (B) a number of shares of Parent Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

               5. If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares will be converted into the right to receive cash, and all Stock Election Shares will be converted into the right to receive Parent Common Stock and cash in the following manner:

             Each Stock Election Share will be converted into the right to receive (A) a number of shares of Parent Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction (the "Stock Fraction"), the numerator of which will be the Stock Election Number and the denominator of which will be the total number of Stock Election Shares, and (B) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction equal to one minus the Stock Fraction.

               6. In the event that neither subparagraph (iv) nor subparagraph (v) above is applicable, all Cash Election Shares will be converted into the right to receive cash, all Stock Election Shares will be converted into the right to receive Parent Common Stock, and all Non-Election Shares will be converted into the right to receive Parent Common Stock and the right to receive cash on a proportionate basis so that the Stock




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          Election Number and the Cash Election Number equal
          their respective percentages of the number of shares of Company Common Stock outstanding as closely as possible.

               7. In the event that the Parent Common Stock (excluding fractional shares to be paid in cash pursuant to Section 1.6(f)) to be issued in the Merger in exchange for shares of Company
          Common Stock, valued at the lesser of (i) the Market Value and
          (ii) the average of the high and low trading prices as reported on the NYSE for the Effective Date, minus the aggregate discount, if any, due to trading restrictions on the Parent Common Stock to be issued in the Merger (the "Parent Common Stock Value") is less than 45% of the total consideration to be paid in exchange for the shares of Company Common Stock (including without limitation the amount of cash to be paid in lieu of fractional shares pursuant to Section 1.6(f), plus the number of Dissenting Shares (as defined below) multiplied by the Per Share Cash Consideration and any other payments required to be considered in determining whether the continuity of interest requirement applicable to reorganizations under Section 368 of the Code has been satisfied) (the "Total Consideration"), then the Cash Election Number shall be reduced, and the Stock Election Number shall be correspondingly increased, to the extent necessary so that the Parent Common Stock Value is 45% of the Total Consideration.

     2.        Cash Election Procedure.

               1. The Parent and the Company will each use its reasonable best efforts to cause a Form of Election to be mailed not less than thirty (30) days prior to the anticipated Effective Time to all holders of record of shares of Company Common Stock as of the record date for the Company Stockholders' Meeting (as hereinafter defined) and to all persons who become holders of Company Common Stock during the period between the record date for the Company Stockholders' Meeting and 5:00 p.m., New York time, on the date seven calendar days prior to the anticipated Effective Time and to make the Form of Election available to all persons who become holders of Company Common Stock subsequent to such time.
          Elections will be made by holders of Company Common Stock by mailing to the Exchange Agent a Form of Election. Holders of record of shares of Company Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by each Representative for a particular beneficial owner. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the certificates representing the shares of Company Common Stock as to which the election is being made (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a member of any registered national securities exchange or of the National Association of Securities




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          Dealers, Inc. ("NASD") or a bank, trust company, credit union, savings association, broker, dealer or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the NYSE Medallion Signature Guaranty Program or the Stock Exchange Medallion Program). The Parent will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of the Parent (or the Exchange Agent) in such matters will be conclusive and binding. Neither the Parent nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent will also make computations contemplated by this
          Section 1.6 and all such computations will be conclusive and binding on the holders of Company Common Stock.

               2. For the purposes hereof, a holder of Company Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline (as defined herein) will be deemed to have made a Non-Election. If the Parent or the Exchange Agent determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election will be deemed to be of no force and effect and the stockholder making such purported election will for purposes hereof be deemed to have made a Non-Election.

               3. A Form of Election must be received by the Exchange Agent by the close of business on the last business day prior to the Effective Time (the "Election Deadline") in order to be effective. All elections may be revoked until the Election Deadline in writing by holders submitting the Forms of Election.

     3.        Cancellation of Certain Shares.   Each share of Company
     Common Stock held in the treasury of the Company or owned by Merger Sub, the Parent or any direct or indirect wholly owned subsidiary of the Company or of the Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     4.        Capital Stock of Merger Sub.   Each share of Common
     Stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall continue to be outstanding following, and shall be unaffected by, the Merger.

     5. Adjustment of Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock, occurring after the date hereof and having a record date prior to the Effective Time.





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     6.        Fractional Shares.   No fraction of a share of Parent
     Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from the Parent an amount of cash (rounded to the nearest whole cent), without interest thereon, equal to the product of (i) such fraction, multiplied by (ii) the Average Closing Price. The "Average Closing Price" shall mean the average of the per share closing prices of Parent Common Stock as reported on the NYSE for the ten trading days ending on and including the Effective Date.

     7. At the Effective Time, all options to purchase Company Common Stock then outstanding under the EnergyNorth, Inc. 1998 Stock Option Plan shall be assumed by Parent in accordance with
     Section 5.20 hereof.

     8. Dissenting Shares. Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under applicable law and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by applicable law; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for payment for shares or lose the right to payment for shares, in either case pursuant to the NHBCA, shall be deemed to be converted into, as of the Effective Time, the right to receive cash pursuant to Section 1.6(a) in the same manner as if such shares were Cash Election Shares. The Company shall give Parent prompt notice upon receipt by the Company of any such written demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

     7.        Surrender of Certificates.

     1.        Exchange Agent.   The Parent shall select a bank or
     trust company reasonably acceptable to the Company, which may be the Parent's existing transfer agent, to act as the exchange agent (the "Exchange Agent") in the Merger.

     2. The Parent to Provide Merger Consideration. Promptly after the Effective Time, the Parent shall make available to the Exchange Agent for exchange in accordance with this Article 1, certificates for the shares of Parent Common Stock issuable, and cash payable, pursuant to Section 1.6(a) in exchange for outstanding shares of Company Common Stock and cash in an amount sufficient for payment in lieu of fractional shares pursuant to
     Section 1.6(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).




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     3.        Exchange Procedures.   Promptly after the Effective
     Time, the Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration, together with any cash payable pursuant to
     Section 1.6(f) and Section 1.7(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Parent may reasonably specify, provided that risk of loss and title shall already have passed with respect to Certificates previously surrendered in connection with Section 1.6(b)(i)) and (ii) instructions for effecting the exchange of the Certificates for the Merger Consideration, together with any cash payable pursuant to Section 1.6(f) and Section 1.7(d). Upon surrender of a Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration, together with any cash payable pursuant to Section 1.6(f) and Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.7(d) as to the payment of dividends, to evidence only the ownership of the number of full shares of Parent Common Stock and the aggregate Per Share Cash Amount into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d).

     4.        Distributions With Respect to Unexchanged Shares.   No
     dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, there shall be delivered to the record holder thereof Certificates representing whole shares of Parent Common Stock and the aggregate Per Share Cash Amount issuable and payable in exchange therefor, without interest, along with payments of the amount of dividends or other distributions with a record date after the Effective Time then payable with respect to such whole shares of Parent Common Stock and cash in lieu of any fractional shares in accordance with Section 1.6(f).

     5.        Transfers of Ownership.   If any Certificates for shares
     of Parent Common Stock is to be issued in a name other than that in which the Certificates surrendered in exchange therefore is registered or if any of the other Merger Consideration is is to be payable to a person other than the person to whom such Certificates is registered, it will be a condition of the issuance and



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     payment thereof that the Certificates so surrendered will
     be properly endorsed, accompanied by any documents required to evidence and effect such transfer and otherwise in proper form for transfer and that the person requesting such exchange will have paid to the Parent or any agent designated by it any applicable transfer taxes required by reason of the issuance of a Certificates for shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or shall provide evidence that any applicable transfer taxes have been paid.

     6.        No Liability.   Notwithstanding anything to the
     contrary in this Section 1.7, neither the Exchange Agent, the Parent, the Surviving Corporation nor any other party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     7.        Termination of Exchange Agent.   Any Merger
     Consideration made available to the Exchange Agent pursuant to
     Section 1.7(b) and not exchanged within six months after the Effective Time pursuant to this Section 1.7 shall be returned by the Exchange Agent to Parent, which shall thereafter act as Exchange Agent, and thereafter any holder of unsurrendered Certificates shall look as a general creditor only to Parent for payment of any funds to which such holder may be due, subject to applicable law.

     8.        No Further Ownership Rights in Company Common Stock.
               ---------------------------------------------------
The Merger Consideration, together with any cash payable pursuant to Sections 1.6(f) and 1.7(d) issued and paid in exchange for shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

     9.        Lost, Stolen or Destroyed Certificates.   In the event
               --------------------------------------
any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration; provided, however, that the Parent may, in its discretion and as a condition precedent to such delivery, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     10.       Tax Consequences.   It is intended by the parties
               ----------------
hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.





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     11.       Taking of Necessary Action; Further Action.  If, at
               ------------------------------------------
any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Parent, subject to the exceptions set forth in the disclosure schedule supplied by the Company to the Parent (the "Company Disclosure Schedule"), as follows:

     1.        Organization of the Company.   The Company and each of
               ---------------------------
its Subsidiaries and joint ventures (as defined below) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite corporate or similar power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign corporation or other legal entity in each jurisdiction in which the failure to be so qualified, when taken with all other such failures, would have a Company Material Adverse Effect (as defined below). Included in the Company Disclosure Schedule is a true and complete list of all of the Company's Subsidiaries and joint ventures, together with the jurisdiction of incorporation or organization of each Subsidiary and joint venture and the Company's equity interest therein. The Company has delivered or made available to the Parent a true and correct copy of the Articles of Incorporation and Bylaws of the Company and similar governing instruments of each of its Subsidiaries and joint ventures, each as amended to date. The minute books of the Company and its Subsidiaries and joint ventures made available to the Parent are the only minute books of the Company and its Subsidiaries and joint ventures in the Company's possession, and such minutes contain a reasonably accurate record of all actions taken in all meetings of directors (or committees thereof) and stockholders or actions by written consent since January 1, 1994.
The term "Company Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), prospects, financial condition or results of operations of the Company and its Subsidiaries taken as a whole (other than changes that are the effect of economic factors (other than interest rate changes) affecting the economy as a whole or changes that are the effect of factors generally affecting the specific markets in which the Company and its Subsidiaries compete); provided, however, that a Company Material Adverse Effect shall not include any adverse effect primarily attributable to the Merger or the announcement thereof or the transactions contemplated by this Agreement (other than effects arising out of or resulting from actions by any state or federal regulatory authority with respect to this Agreement and the transactions contemplated hereby). "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization are directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. The term "joint venture" of a party shall mean any corporation or other entity (including partnerships and other business associations) that is not a Subsidiary of such party, in which such party or one or more of its Subsidiaries owns an equity interest (other than money market accounts and other short term investments), other than equity interests held for passive investment purposes which are less than 10% of any class of the outstanding voting securities or equity of any such entity.
Except as set forth in the Company Disclosure Schedule, none of the Company's Subsidiaries is a "public utility company," a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section
2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility
Holding Company Act of 1935, as amended ("PUHCA").

     2.        The Company Capital Structure.
               -----------------------------

     1. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $1.00 par value, of which, as of June 30, 1999, there were 3,319,718 shares issued and outstanding and no shares in treasury. No shares of Company's capital stock have been issued since that date except shares of Company Common Stock issued in the normal course and consistent with past practice pursuant to the (i) 1998 Stock Option Plan,
     (ii) Employee Performance and Equity Incentive Plan, (iii) Director Incentive Compensation Plan, and (iv) Dividend Reinvestment and Stock Purchase Plan (the "Company Stock Plans"). All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound. As of June 30, 1999, an aggregate of 520,000 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

     2. The Company Disclosure Schedule includes a true and complete list of all outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise receive from the Company any shares of the capital stock or any other security of the Company, and all outstanding securities of any kind convertible into or exchangeable for such securities. True and complete copies of all instruments (or other forms of such instruments) referred to in this Section 2.2(b) have been previously furnished to the Parent. There are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the outstanding shares of capital stock of the Company to which the Company is a party.

     3. Except for securities the Company owns directly or indirectly through one or more Subsidiaries, there are no equity securities of any class of any Subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding.

     3.        Authority.
               ---------

     1. Subject to approval by its stockholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of this Agreement and the Merger by the Company's stockholders and any necessary or requested review or approval of this Agreement and the Merger by the State of New Hampshire Public Utilities Commission ("NHPUC") and the filing and recording of the Articles of Merger pursuant to the laws of the State of New Hampshire. This Agreement has been duly executed and delivered by the Company. Assuming the due authorization, execution and delivery by the Parent and Merger Sub, upon execution by the Company this Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company or the equivalent organizational documents of any of its Subsidiaries or joint venture, (ii) subject to obtaining the approval by the Company's stockholders of this Agreement as contemplated in Section 5.2 and of the NHPUC in accordance with New Hampshire law and compliance with the other requirements set forth in Section 2.3(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or joint venture or by which its or any of their respective properties is bound, or (iii) subject to obtaining any third party consents referred to in the final sentence of this Section 2.3(a), result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of the Company or any Subsidiary or joint venture or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its Subsidiaries or joint venture pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and
     (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Company Material Adverse Effect. The Company Disclosure Schedule lists all consents, waivers and approvals under any of the Company's or any of its Subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, except for those the absence of which would not have a Company Material Adverse Effect.

     2. No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental or regulatory body or authority or instrumentality ("Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with the Secretary of State of New Hampshire, (ii) the filing of the Proxy Statement (as defined in Section 2.18) with the United States Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
     (iii) the filing of a Current Report on Form 8-K with the SEC,
     (iv) the filing with the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") of such forms as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the termination or expiration of all applicable waiting periods thereunder, (v) approval of the Merger and the related transactions contemplated hereunder by NHPUC in accordance with New Hampshire law and any required filing thereof with the Secretary of State of New Hampshire, (vi) the approval of the Merger by the SEC pursuant to PUHCA, (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (viii) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Company Material Adverse Effect or a material adverse effect on the ability of the parties to consummate the Merger.

     4.        Takeover Laws; Rights Plans.
               ---------------------------

     1. The Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws and regulations (collectively, "Takeover Laws") of the State of New Hampshire, including NH RSA 421-A and under any similar provisions included in the Company's charter and by-laws.

     2. The Company has (1) duly entered into an appropriate amendment to the Company's Rights Agreement dated as of June 18, 1990 (the "Rights Agreement") between the Company and State
     Street Bank and Trust Company, which amendment has been provided to Parent, and (2) taken all other action necessary or appropriate so that the entering into of this Agreement does not and will not result in the ability of any person to exercise any Rights under the Rights Agreement or enable or require the Rights issued thereunder to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable or redeemable.
     3.        No "Distribution Date" or "Triggering Event"
     (as such terms are defined in the Rights Agreement) has occurred.

     5.        SEC Filings; Company Financial Statements.
               -----------------------------------------

     1.        Each of the Company and EnergyNorth Natural Gas, Inc.
     has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1996. All such required forms, reports and documents (including those that the Company or EnergyNorth Natural Gas, Inc. may file after the date hereof until the Closing) are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports
     (i) were or will be prepared in compliance in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not or will not at the time they were or are filed (or if amended or superseded by a filing prior to the Closing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. None of the Company's Subsidiaries, other than EnergyNorth Natural Gas, Inc., is required to file any forms, reports or other documents with the SEC.

     2. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "Company Financials"), including any Company SEC Reports filed after the date hereof until the Closing, (i) complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was or will be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Company, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of the Company contained in the Company's SEC Report as of March 31, 1999 is hereinafter referred to as the "Company Balance Sheet." Except as disclosed in the Company Disclosure Schedule and except for obligations under this Agreement, neither the Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, except liabilities (i) provided for in the Company Balance Sheet and the related notes or (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices or
     (iii) incurred in connection with the transactions contemplated hereby.

     6.        Absence of Certain Changes or Events.  Since March 31,
               ------------------------------------
1999, there has not occurred any Company Material Adverse Effect and there has not been, occurred or arisen any:

     1. transaction by the Company or its Subsidiaries except in the ordinary course of business as conducted on the date of the Company Balance Sheet and consistent with past practices;

     2. except as permitted by this Agreement, amendments or changes to the Articles of Incorporation or Bylaws of the Company;

     3. individual capital expenditure or commitment, or series of related capital expenditure or commitments, by the Company or its Subsidiaries outside the ordinary course of business exceeding $150,000;

     4. destruction of, damage to or loss of any assets material to the business of the Company and its Subsidiaries taken as a whole (whether or not covered by insurance);

     5. any cancellation or termination or written notice of cancellation or termination by any customer that is material to the Company and its Subsidiaries, taken as a whole, of its relationship or a portion of its relationship with the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any decrease, not in the ordinary course of business, in the usage or purchase of the products or services of the Company or any of its Subsidiaries by any such customer that is material to the Company and its Subsidiaries, taken as a whole, or any by-pass transaction involving any such customer of the Company, other than any of the foregoing that is primarily the result of weather factors;

     6. labor trouble or claim of wrongful discharge or other unlawful labor practice or action that is reasonably likely to have a Company Material Adverse Effect;

     7.        material change in accounting methods or practices
     (including any change in depreciation or amortization policies or rates) by the Company;

     8. material revaluation by the Company or its Subsidiaries of any of its significant assets;

     9. except as permitted by this Agreement, declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company (other than regular quarterly dividends in accordance with past practice), or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

     10. except as permitted by this Agreement, increase in the salary or other compensation payable or to become payable to any of its officers or directors or, other than in the ordinary course of business and consistent with past practices, any of its employees or advisors, or the declaration, payment or contractually binding commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except for increases, payments or commitments in the ordinary course of business and consistent with past practices;

     11. sale, lease, license or other disposition of any assets or properties material to the Company and its Subsidiaries, taken as a whole, except in the ordinary course of business;

     12. except as would not reasonably be expected to result in a Company Material Adverse Effect, amendment or termination of any material contract, agreement or license to which the Company or any of its Subsidiaries is a party or by which it is bound except for amendments in the ordinary course of business or scheduled expiration pursuant to the terms of the contract, agreement or license and not as a result of any breach;

     13. except in the ordinary course of business and consistent with past practices or as permitted by this Agreement, loan by the Company or any of its Subsidiaries to any person or entity, incurring by the Company or any Subsidiary of any indebtedness (except for indebtedness incurred in the ordinary course under existing credit lines or arrangements set forth in the Company Disclosure Schedule), guaranteeing by the Company or any Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or any Subsidiary or guaranteeing of any debt securities of others;

     14. waiver or release of any right or claim material to the Company and its Subsidiaries, taken as a whole, including any write-off or other compromise of any account receivable of the Company or any Subsidiary, other than in the ordinary course of business and consistent with past practices;

     15. adoption, material amendment or modification, or termination of any Plan (as defined in Section 2.14) by the Company or any of its Subsidiaries;

     16. regulatory decision by the NHPUC that would have a material adverse impact on the Surviving Corporation; or

     17. contractually binding commitment, understanding or agreement by the Company or any of its Subsidiaries thereof to do any of the things described in the preceding clauses (a) through
     (o) (other than this Agreement).

     7.        Tax Matters.
               -----------

     1. The Company and its Subsidiaries have filed all material tax reports and returns required to be filed by them and have paid or will timely pay all material taxes and other charges shown as due on such reports and returns. Neither the Company nor any of its Subsidiaries is delinquent in the payment of any material tax assessment or other governmental charge (including without limitation applicable withholding taxes). Any provision for taxes reflected in the Company Balance Sheet has been properly reflected in accordance with GAAP. There are no tax liens on any assets of the Company or its Subsidiaries except for current taxes not yet due and other non-material tax amounts.

     2. There has not been any audit of any tax return filed by the Company or any of its Subsidiaries for any period beginning on or after January 1, 1994 and no audit of any tax return filed by the Company or any of its Subsidiaries is in progress and neither the Company nor any Subsidiary has been notified by any tax authority that any such audit is contemplated or pending. Neither the Company nor any Subsidiary has received any claim in writing from any tax authority concerning any tax liability for any period for which tax returns have been filed. No extension of time with respect to any date on which a tax return was or is to be filed by the Company or any of its Subsidiaries is in force, and no waiver or agreement by the Company or any of its Subsidiaries is in force for the extension of time for the assessment or payment of any tax. For purposes of this Agreement, the term "tax" includes all federal, state, local and foreign taxes or assessments, including income, sales, gross receipts, excise, use, value added, royalty, franchise, payroll, withholding, property and import taxes and any interest or penalties applicable thereto.

     3. Neither the Company nor any of its Subsidiaries has any liability for any taxes of any person other than the Company and its Subsidiaries (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise. Neither the Company nor any of its Subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulations Section 1.1502-13, or its predecessors, for which any income or gain will remain unrecognized as of the close of the last taxable year prior to the Closing Date.

     4. Neither the Company nor any of its Subsidiaries has agreed to, or is required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

     5. Each agreement, contract or arrangement to which the Company or any of its Subsidiaries is a party that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code is set forth in Section 2.7 of the Company Disclosure Schedule.

     6. No indebtedness of the Company or any of its Subsidiaries is "corporate acquisition indebtedness" within the
     meaning of Section 279(b) of the Code.   To the best knowledge of
     the Company, no foreign person owns or has owned beneficially more than five percent of the total fair market value of Company Common Stock during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     7. Neither the Company nor any of its Subsidiaries has constituted a "distributing corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the past 24 month period or in a distribution which could otherwise constitute part of a "plan" or a series of "related transactions" (within the meaning of Code Section 355(e)).

     8. Section 2.7 of the Company Disclosure Schedule lists all examination reports and statements of deficiencies asserted, assessed against or agreed to by or on behalf of the Company or any Subsidiary received or agreed to with respect to any tax period beginning on or after January 1, 1994. No claim has ever been made by any tax authority that the Company or any Subsidiary is or may be subject to taxation in a jurisdiction where it does not file tax returns.

     8.        Regulation as a Utility.
               -----------------------

     1. The Company is a "holding company" exempt from registration under Section 3(a)(1) of PUHCA.

     2. The Company is not subject to regulation as a natural gas distribution utility by the State of New Hampshire. The Company's subsidiary, EnergyNorth Natural Gas, Inc., is subject to regulation as a natural gas distribution utility by the NHPUC.

     3. Neither the Company nor any of its Subsidiaries is currently subject to regulation by the Federal Energy Regulation Commission under the Federal Power Act or as a "natural gas company" under the Natural Gas Act or is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States other than New Hampshire or in any foreign country.

     9.        Title to Properties; Absence of Liens and Encumbrances.
               ------------------------------------------------------

     1. The Company and its Subsidiaries have good and valid title to, or have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) owned by them and material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, as such business is now being conducted, except for easements granted in the ordinary course of business. Neither the Company's nor any of its Subsidiaries' ownership of or leasehold interest in any such property is subject to any mortgage, pledge, lien, option, conditional sale agreement, encumbrance, security interest, title exception or restriction or claim or charge of any kind ("Encumbrances"), except for such Encumbrances as are set forth in the Company Disclosure Schedule or the Company Financials or are not in the aggregate reasonably likely to have a Company Material Adverse Effect. Such property is, in the aggregate, in condition and repair, normal wear and tear excepted, adequate in all material respects for the continued conduct of the business of the Company and its Subsidiaries, taken as whole, in the manner in which it is currently conducted, except to the extent that the condition of any property is not in the aggregate reasonably likely to have a Company Material Adverse Effect.

     2. The Company and its Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible personal properties and assets, used or held for use in their business, and such properties and assets, as well as all other properties and assets of the Company and its Subsidiaries, whether tangible or intangible, are free and clear of any Encumbrances, except for such Encumbrances as are set forth in the Company Disclosure Schedule or the Company Financials or are not in the aggregate reasonably likely to have a Company Material Adverse Effect. Such property is, in the aggregate, in condition and repair, normal wear and tear excepted, adequate in all material respects for the continued conduct of the business of the Company and its Subsidiaries, taken as a whole, in the manner in which it is currently conducted, except to the extent that the condition of any property is not in the aggregate reasonably likely to have a Company Material Adverse Effect.

     10.       Intellectual Property.   The Company and its
               ---------------------
Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, schematics, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are required for the conduct of business of the Company or its Subsidiaries as currently conducted, the absence of which would have a Company Material Adverse Effect (collectively, the "Company Intellectual Property Rights"). All of the Company Intellectual Property Rights are owned or licensed by the Company or one of its Subsidiaries, free and clear of any and all Encumbrances, except for those Encumbrances under or set forth in applicable license agreements or that would not, individually or in the aggregate, have a Company Material Adverse Effect, and, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has forfeited or otherwise relinquished any Company Intellectual Property Rights which forfeiture would have a Company Material Adverse Effect. To the knowledge of the Company, the use of the Company Intellectual Property Rights by the Company and its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill (including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor) of any other person, and neither the Company nor any of its Subsidiaries has received notice of any claim or otherwise knows that any of the Company Intellectual Property Rights is invalid, conflicts with the asserted rights of any other person, has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Company Intellectual Property Rights, except for such conflicts, infringements, violations, interferences, claims, invalidity, abandonments, cancellations or unenforceability that would not, individually or in the aggregate, have a Company Material Adverse Effect.

     11.       Compliance; Permits; Restrictions.
               ---------------------------------

     1. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that are not reasonably likely to have a Company Material Adverse Effect.

     2. The Company and its Subsidiaries hold all consents, permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to the operation of the business of the Company and its Subsidiaries taken as a whole (collectively, the "Company Permits"). The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply is not reasonably likely to have a Company Material Adverse Effect.

     12.       Litigation.   There is no action, suit or proceeding
               ----------
of any nature pending or to the Company's knowledge threatened against the Company or any of its Subsidiaries, or any of their respective properties, officers or directors, in their respective capacities as such (i) in which injunctive or other equitable relief or damages in excess of $150,000 are or are reasonably likely to be sought against the Company or any Subsidiary or that otherwise are reasonably likely to result in a Company Material Adverse Effect or (ii) that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. To the Company's knowledge, there is no investigation pending or threatened against the Company or any of its Subsidiaries, their respective properties or any of their respective officers or directors by or before any Governmental Entity that is reasonably likely to have a Company Material Adverse Effect.

     13.       Brokers' and Finders' Fees.   Except for fees payable
               --------------------------
to Salomon Smith Barney Inc. and disclosed to the Parent, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     14.       Employee Benefit Plans.    The Company Disclosure
               ----------------------
Schedule sets forth a complete list of all pension, profit sharing, retirement, deferred compensation, employment, welfare, insurance, disability, incentive bonus, stock option, restricted stock, stock incentive, phantom stock, vacation pay, severance pay, fringe benefits and similar plans, programs, agreements or arrangements, benefiting more than one individual, including without limitation all employee benefit plans as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Company or its Subsidiaries or to which Company or any of its Subsidiaries are parties or are required to contribute or under which the Company or any of its Subsidiaries is or may be required to provide benefits other than any multiemployer plan as defined in Section 4001(a)(3) of ERISA or any other plans or arrangements sponsored and maintained by a union (and not by the Company or its Subsidiaries) (the "Plans"). The Company has delivered or made available to the Parent current, accurate and complete copies of
(i) each Plan that has been reduced to writing, together with all amendments; (ii) a summary of the material terms of each Plan that has not been reduced to writing, as amended; (iii) the summary plan description for each Plan subject to ERISA and, in the case of each other Plan, any similar employee summary (including employee handbook description) of the Plan; (iv) for each Plan intended to be qualified and each Plan-related funding arrangement intended to be exempt under Section 401(a), Section 501(a) or Section 501(c)(9) of the Code, the most recent determination letter or exemption determination issued by the Internal Revenue Service ("IRS"); (v) for each Plan with respect to which a Form 5500 series annual report is required to be filed, the most recently filed such annual report and the annual report for the two preceding years, together with all schedules and exhibits; (vi) all insurance contracts, administrative services contracts, trust agreements, investment management agreements or similar agreements maintained in connection with the Plans or any of them; and (vii) copies of any correspondence with the IRS, the Department of Labor ("DOL") or other U.S. government agency or department relating to an audit or an asserted or assessed penalty with respect to a Plan or relating to requested relief from any liability or penalty (including, but not limited to, any correspondence relating to the IRS's EPRSC, VCR or CAP programs, or the DOL's amnesty programs for late filers and non-filers). No employee benefit handbook or similar employee communication relating to any Plan nor any communication of benefits under such Plan from an administrator thereof describes the terms of such Plan in a manner that is materially inconsistent with the documents and summary plan descriptions relating to such Plan that have been delivered pursuant to the foregoing sentence. The Company Disclosure Schedule identifies each "multiemployer plan" as defined in Section 4001(a)(3) of ERISA and any arrangement sponsored and maintained by a union (and not by the Company or its subsidiaries) which the Company or any Subsidiary maintains or is obligated to maintain or to which the Company or any Subsidiary contributes or is obligated to contribute. No deficiency in funding levels or other circumstance exists and no event has occurred that has resulted or that could result in a liability to Company or any Subsidiary under Subtitle E of Title IV of ERISA, except for such liabilities which, individually and in the aggregate, would not result in a Company Material Adverse Effect, and the consummation of the transactions contemplated by this Agreement will not result in any withdrawal liability under such Subtitle. Except for PBGC premiums paid in the ordinary course, neither the Company nor any Subsidiary has incurred any liability under Title IV of ERISA which has not been satisfied in full nor, except for such liabilities which, individually and in the aggregate, would not result in a Company

Material Adverse Effect has any event occurred that could result in any such liability. Each Plan maintained by the Company or a Subsidiary and each related fund which is intended to be qualified or exempt under Section 401(a), Section 501(a) or 501(c)(9) of the Code is so qualified or exempt except where the failure to be so qualified or exempt would not result in a Company Material Adverse Effect. Without limiting the generality of the immediately preceding sentence, each Plan, if any, containing an account described in Section 401(h) of the Code has been maintained in accordance with Section 401(h) of the Code and the limitations described therein and in applicable regulations. Each Plan has been administered in all material respects in accordance with the terms of such Plan and the provisions of all applicable statutes, orders or governmental rules or regulations, and nothing has been done or omitted to be done with respect to any Plan or related fund that has resulted or could result in any material liability on the part of the Company or a Subsidiary under Title I of ERISA or Chapter 43 of the Code. All reports required to be filed with respect to each Plan, including without limitation Form 5500 series annual reports, have been timely filed. No "reportable event" as defined in Section 4043 of ERISA, other than any such event for which the notice period has been waived, has occurred with respect to any Plan subject to Title IV of ERISA. Except to the extent specified in the Company Disclosure Schedule, each Plan that is subject to Title IV of ERISA is fully funded on a termination basis. All contributions required to be made to any Plan by applicable law or regulation or by any Plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financials. All claims for welfare benefits incurred by employees and their eligible dependents on or before the Closing are or prior to the Closing will be fully insured under fully paid up third-party insurance policies or, if self-funded, have been adequately reserved for on the Company Financials. Except for benefit claims in the ordinary course, there are no pending or, to the best knowledge of the Company, threatened claims with respect to any Plan. Except for continuation of health coverage to the extent required under
Section 4980B of the Code or Part 6 of Subtitle B of Title I of
ERISA or applicable state law or as otherwise set forth in the Company Disclosure Schedule, no Plan that is a "welfare plan" as defined in Section 3(1) of ERISA provides for any benefits following retirement or other termination of employment. Except as set forth in the Company Disclosure Schedule, each Plan can be amended, terminated or modified prospectively on and after the Effective Time without advance notice to or consent by any employee, former employee or beneficiary, except as required by law. Except as set forth in the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated funding, vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Company or any of its Subsidiaries.

     15.       Employment Matters.
               ------------------

     1. The Company and each of its Subsidiaries (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations that are material to the Company and its Subsidiaries, taken as a whole, respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice).

     2. No material work stoppage or labor strike against the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries is involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any employee, including without limitation charges of unfair labor practices or discrimination complaints, that have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act that is reasonably likely to, in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is presently a party to or bound by any collective bargaining agreement or union contract with respect to employees other than as set forth in the Company Disclosure Schedule and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries. To the knowledge of the Company, no union organizing campaign or activity with respect to non-union employees of the Company or any of its Subsidiaries is ongoing, pending or threatened.

     16.       Environmental Matters.
               ---------------------

     1. Except as would not have a Company Material Adverse Effect, no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, hazardous or otherwise to pose an unreasonable danger to human health or the environment, including without limitation all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), is present as a result of the actions of the Company or any of its Subsidiaries in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its Subsidiaries has at any time owned, operated, occupied or leased, and to the knowledge of the Company, no Hazardous Materials are present in, on or under such property, including the improvements, ground water and surface water thereof, as a result of the conduct of other parties. To the knowledge of the Company, the Company Disclosure Schedule lists all locations that the Company or any of its Subsidiaries formerly owned or leased where Hazardous Materials are present in a volume or concentration that would reasonably be expected to have a Company Material Adverse Effect.

     2.        Except as would not have a Company Material
     Adverse Effect, (i) neither the Company nor any of its Subsidiaries has generated, transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of, or in a manner which could give rise to liabilities under, any law in effect prior to or as of the date hereof, nor (ii) has the Company or any of its Subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

     3. The Company and its Subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "Company Environmental Permits") necessary for the conduct of the Company's and its Subsidiaries' Hazardous Material Activities and other businesses of the Company and its Subsidiaries, taken as a whole, as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Company Material Adverse Effect.

     4. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Company Environmental Permit, Hazardous Material in, on or under any property owned or leased at any time by the Company or any of its Subsidiaries or any Hazardous Materials Activity of the Company or any of its Subsidiaries, in which injunctive or other equitable relief or damages in excess of $150,000 is or is reasonably likely to be sought against the Company or any Subsidiary or that otherwise would have a Company Material Adverse Effect.

     17.       Agreements, Contracts and Commitments.   Except as
               -------------------------------------
identified in the Company Disclosure Schedule or listed in the
Exhibit Index to the Company's Form 10-K for the year ended September 30, 1998 (the "Company 10-K"), neither the Company nor any of its Subsidiaries is a party to or is bound by:

     1. any agreement, contract or contractually binding commitment containing any covenant materially limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any person;

     2. any agreement, contract or contractually binding commitment relating to capital expenditures and involving future obligations in excess of $150,000 and not cancelable without penalty;

     3. any agreement, contract or contractually binding commitment currently in force relating (i) to the disposition or acquisition of assets material to the Company and its Subsidiaries, taken as a whole, not in the ordinary course of business or (ii) any ownership interest in any corporation, partnership, joint venture or other business enterprise (other than the Company's wholly-owned subsidiaries and money market accounts and other short term investments);

     4. any mortgages, indentures, loans or credit agreements or security agreements relating to assets material to the Company and its Subsidiaries, taken as a whole, or other agreements or instruments relating to the borrowing of money or extension of credit involving more than $150,000;

     5. any other agreement, contract, binding commitment or lease which requires annual payments by the Company or any of its Subsidiaries of $150,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.

     6. any consulting arrangements and contracts for professional, advisory and other services involving payments of more than $150,000 in any year, including contracts under which the Company or any of its Subsidiaries performs services for others;

     7. any material contracts relating to the source or supply of gas, propane and other raw materials essential to the conduct of the business of the Company and its Subsidiaries, taken as a whole, and any financial derivatives master agreements, confirmations, or futures account opening agreements and/or brokerage statements evidencing financial hedging or other trading activities with respect to the foregoing;

     8. any contracts, agreements or contractually binding commitments relating to the employment, engagement, compensation or termination of directors, officers, employees or agents of the Company or any of its Subsidiaries not included under Plans (as defined in Section 2.14);

     9.        any collective bargaining agreements;

     10. any agreement, contract or instrument (including amendments thereto) to which the Company or any of its Subsidiaries is a party or by which any of them is bound that is required to be included in the Company 10-K; and

     11. any other contracts made other than in the usual or ordinary course of business of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries is obligated and material to the Company and its Subsidiaries, taken as a whole.

Neither the Company nor any of its Subsidiaries, nor to the Company's knowledge any other party to a Company Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which the Company or any Subsidiary is a party or by which it is bound of the type described in clauses (a) through (k) above (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek damages, in either case, which would have a Company Material Adverse Effect.

     18.       Statements; Proxy Statement/Prospectus.   The
               --------------------------------------
information to be supplied by the Company for inclusion in the Registration Statement on Form S-4 to be filed to register under the Securities Act Parent Common Stock issuable pursuant to
Section 1.6 (the "Registration Statement") shall not at the time the Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the Company's stockholders to consider the approval of this Agreement (the "Company Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented, including any joint proxy statement, is referred to herein as the "Proxy Statement") shall not, on the dates the Proxy Statement is first mailed to the Company's stockholders and at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier written communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. The Proxy Statement utilized by the Company will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, or which is required to be disclosed to the Company's stockholders so that the information made available to them in connection with electing the form of Merger Consideration is not false or misleading in any material respect, the Company shall promptly inform the Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by the Parent or Merger Sub that is contained in any of the foregoing documents.

     19.       Fairness Opinion.   The Company has received an opinion
               ----------------
from Salomon Smith Barney Inc. dated as of the date hereof, to the effect that as of the date hereof, the consideration to be received by the Company's stockholders in the Merger is fair from a financial point of view and will deliver to the Parent a copy of such written opinion.

     20.        Insurance.   The Company and each of its Subsidiaries
                ---------
are, and have been continuously since January 1, 1994, insured for a minimum amount of $25,000,000 (subject to deductibles stated in such policies) against such risks and losses as are customary in all material respects for companies conducting the business as conducted by the Company and its Subsidiaries during such time period. Neither the Company nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any insurance policy material to the Company and its Subsidiaries, taken as a whole.
The insurance policies material to the Company and its Subsidiaries are, taken as a whole, to the Company's knowledge, valid and enforceable policies in all material respects.

     21.       Year 2000.  The Company Disclosure Schedule identifies
               ---------
each "Year 2000" audit, report or investigation that has been performed by or on behalf of the Company with respect to its business and operations. Except as set forth in such audits, reports and investigations, (i) the Company has not been informed by any customer, vendor or service provider with which the Company or any of its Subsidiaries transacts business of an inability on the part of such third party to be Year 2000
Compliant and (ii) to the knowledge of the Company, there is and will be no failure of the Company's computer hardware or software systems to be Year 2000 Compliant, which inability or failure is reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, "Year 2000 Compliant" means, with respect to each system referred to in the prior sentence that is intended to perform date-related functions, that such system, when used properly in accordance with its documentation, is capable of correctly receiving, processing and providing date data before, on, between and after December 31, 1999 and January
1, 2000; provided that all applications, hardware and other systems used in conjunction with such system correctly exchange data with or provided data to such system.

     22.       Commodity Derivatives and Credit Exposure Matters.  The
               -------------------------------------------------
Company has provided the Parent copies of the Company's and its Subsidiaries' natural gas and propane price risk management policies listed in Schedule 2.22 of the Company Disclosure
Schedules. At all times since March 31, 1999, the Company and its Subsidiaries taken as a whole have been in material compliance with such policies, and no failure to comply with such policies by the Company and its Subsidiaries taken as a whole has resulted in a Company Material Adverse Effect.

3.        REPRESENTATIONS AND WARRANTIES OF THE PARENT

     The Parent represents and warrants to the Company, subject to the exceptions set forth in the disclosure schedule supplied by the Parent to the Company (the "Parent Disclosure Schedule"), as follows:

     1.        Organization of the Parent.   The Parent and each of
               --------------------------
its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite corporate or similar power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation or other legal entity in each jurisdiction in which the failure to be so qualified would have a Parent Material Adverse Effect (as defined below). The Parent has delivered or made available a true and correct copy of the Declaration of Trust and Bylaws of the Parent, each as amended to date, to the Company.
The term "Parent Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), prospects, financial condition or results of operations of the Parent and its Subsidiaries taken as a whole (other than changes that are the effect of economic factors (other than interest rate changes) affecting the economy as a whole or changes that are the effect of factors generally affecting the specific markets in which the Parent and its Subsidiaries compete); provided, however, that a Parent Material Adverse Effect shall not include any adverse effect primarily attributable to the Merger or the announcement thereof or the transactions contemplated by this Agreement (other than effects arising out of or resulting from actions by any state or federal regulatory authority with respect to this Agreement and the transactions contemplated hereby)..

     2.        The Parent Capital Structure.   The authorized capital
               ----------------------------
stock of the Parent consists of 50,000,000 shares of Common
Stock, $1.00 par value, of which there were 22,638,996 shares issued and outstanding as of June 30, 1999. As of the date hereof, except for an aggregate of 1,142.410 shares of Parent
Common Stock reserved for issuance under various stock option and other stock plans of the Parent, there is no outstanding right, subscription, warrant, call, preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Parent any shares of the capital stock or any other security of the Parent and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. Since
March 31, 1999, no shares of Parent Common Stock have been issued except pursuant to the stock option and other stock plans of the Parent. All outstanding shares of Parent Common Stock are duly authorized, validly issued, and fully paid and non-assessable and are not subject to preemptive rights created by statute, the Declaration of Trust or Bylaws of the Parent or any agreement or document to which the Parent is a party or by which it is bound.
All of the shares of Parent Common Stock to be issued in the Merger will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable.

     3.        Merger Sub.
               ----------

     1. Merger Sub is duly organized, validly existing and in good standing as a New Hampshire corporation, with the requisite corporate power to own, lease and operate the property and carry on the business as now being conducted by the Company.

     2. All of the capital stock of Merger Sub has been duly authorized, and is validly issued, fully paid and nonassessable and owned of record and beneficially by the Parent.

     3. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any other business activities.

     4.        Authority.
               ---------

     1. The Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent and Merger Sub, respectively. This Agreement has been duly executed and delivered by the Parent and Merger Sub, respectively, and, assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes and will constitute the valid and binding obligation of the Parent and Merger Sub, respectively, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement by the Parent and Merger Sub do not, and the performance of this Agreement by the Parent and Merger Sub will not, (i) conflict with or violate the charter or bylaws of the Parent or Merger Sub, (ii) subject to obtaining the approval of the NHPUC in accordance with New Hampshire law and compliance with the other requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Parent or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) subject to obtaining the third party consents referred to in the final sentence of this Section 3.4(a), result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Parent's rights or alter the rights or obligation of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Parent or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and
     (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Parent Material Adverse Effect. The Parent Disclosure Schedule lists all consents, waivers and approvals under any of the Parent's or any of its Subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, except for those the absence of which would not have a Parent Material Adverse Effect.

     2. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to the Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing and effectiveness of the Registration
     Statement with the SEC in accordance with the Securities Act,
     (ii) the filing of the Articles of Merger with the Secretary of State of New Hampshire, (iii) the filing of a Current Report on Form 8-K with the SEC, (iv) the filing with the Antitrust
     Division and the FTC of such forms
     as may be required by the HSR Act and the termination or expiration of all applicable waiting periods thereunder,
     (v) the listing of Parent Common Stock issuable pursuant to Section 1.6 on the NYSE, the Pacific Exchange and the Boston Stock Exchange, (vi) the approval of the Merger, the related transactions contemplated hereunder by the NHPUC and any required filing thereof with the Secretary of State of New Hampshire; (vii) the approval of the Merger by the SEC pursuant to PUHCA; (viii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country; and (ix) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Parent Material Adverse Effect or a material adverse effect on the ability of the P Parent to consummate the Merger.

     5.        SEC Filings; the Parent Financial Statements.
               --------------------------------------------

     1. Each of the Parent and each of its Subsidiaries has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1996. All such required forms, reports and documents (including those that the Parent or its Subsidiaries may file after the date hereof until the Closing) are referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports (i) were or will be prepared in compliance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not and will not at the time they were or are filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     2. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financials"), including any Parent SEC Reports filed after the date hereof until the Closing,
     (i) complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of the Parent contained in the Parent SEC Reports as of March 31, 1999 is hereinafter referred to as the "Parent Balance Sheet." Except as disclosed in the Parent Disclosure Schedule and except for obligations under this Agreement, neither the Parent nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Parent and its Subsidiaries taken as a whole, except liabilities (i) provided for in the Parent Balance Sheet or the related notes , (ii) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices, or (iii) incurred in connection with the transactions contemplated hereby.

     6.        Absence of Certain Changes and Events.   Since March
               -------------------------------------
31, 1999, there has not occurred, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have any Parent Material Adverse Effect and there has not been, occurred or arisen any:

     1. material damage, destruction, or loss to the business or properties of the Parent and its Subsidiaries taken as a whole (whether or not covered by insurance);

     2. declaration, setting aside, or payment of any dividend or other distribution in respect of the Parent's capital stock (other than regular quarterly dividends in accordance with past practice); or

     3. change in the capital stock or in the number of shares or classes of the Parent's authorized capital stock as described in Section 3.2.

     7.        Litigation.   There is no action, suit, proceeding or
               ----------
investigation pending or to the Parent's knowledge, threatened against the Parent or any of its Subsidiaries that would have a Parent Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     8.        Registration Statement; Proxy Statement/Prospectus.
               ----------------------
The information supplied by the Parent for inclusion in the Registration Statement (as defined in Section 2.18) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Parent for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Company Stockholders' Meeting, and the information made available to the Company's stockholders in connection with their election as to the form of Merger Consideration, shall not, on the date the Proxy Statement is first mailed to the Company's stockholders and at the time of the Company Stockholders' Meeting, as the case may be, and at the time such information is made available to the Company's stockholders in connection with such election, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier written communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. The Registration Statement and the Proxy Statement used by the Parent will comply as to form in all material respects with applicable provisions of the Securities
Act and the Exchange Act, respectively, and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to the Parent or any of its affiliates, officers or directors should be discovered by the Parent that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement or as part of the information made available to the Company's stockholders so that the information made available to them in connection with electing the form of Merger Consideration is not false or misleading in any material respect, the Parent shall promptly inform the Company. Notwithstanding the foregoing, the Parent makes no representation or warranty with respect to any information supplied by the Company that is contained in any of the foregoing documents.

     9.        Compliance; Permits; Restrictions.
               ---------------------------------

     1. Neither the Parent nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Parent or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that would not have a Parent Material Adverse Effect.

     2. The Parent and its Subsidiaries hold all consents, permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to the operation of the business of the Parent and its Subsidiaries taken as a whole (collectively, the "Parent Permits"). The Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply would not have a Parent Material Adverse Effect.

     10.       Regulation as a Utility.   As of the date of this
               -----------------------
Agreement, the Parent is a holding company exempt from registration under Section 3(a)(1) of the PUHCA.

     11.       Ownership of the Company Common Stock.   As of the date
               -------------------------------------
of this Agreement, the Parent does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Company Common Stock.

     12.       Environmental Matters.
               ---------------------

     1. Except as would not have a Parent Material Adverse Effect, no amount of any Hazardous Material is present as a result of the actions of the Parent or any of its Subsidiaries in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Parent or any of its Subsidiaries has at any time owned, operated, occupied or leased, and the Company is not aware that any Hazardous Materials are present in, on or under such property as a result of the conduct of other parties. To the knowledge of the Parent, the Parent Disclosure Schedule lists all locations that the Parent or any Subsidiary formerly owned or leased where Hazardous Materials are present in a volume or concentration that would reasonably be expected to have a Parent Material Adverse Effect.

     2. Except as would not have a Parent Material Adverse Effect, (i) neither the Parent nor any of its Subsidiaries has generated, transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of, or in a manner which could give rise to liabilities under, any law in effect prior to or as of the date hereof, nor (ii) has the Parent or any of its Subsidiaries engaged in Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

     3. The Parent and its Subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents ("Parent Environmental Permits") necessary for the conduct of the Parent's and its Subsidiaries' Hazardous Material Activities and other businesses of the Parent and its Subsidiaries, taken as a whole, as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Parent Material Adverse Effect.

     4. No actions, proceedings, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Parent's knowledge, threatened concerning any Parent Environmental Permit, Hazardous Material in, and or under any property owned or leased at any time by the Parent or any of its Subsidiaries or any Hazardous Materials Activity of the Parent or any of its Subsidiaries, in which injunction or other equitable relief or damages in excess of $1,000,000 is or is reasonably likely to be sought against the Parent or any Subsidiary or that otherwise would have a Parent Material Adverse Effect.

4.        CONDUCT PRIOR TO THE EFFECTIVE TIME

     1.        Conduct of Business by the Company and the Parent.
               -------------------------------------------------
During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company (which for the purposes of this Article 4 shall include the Company and each of its Subsidiaries) and the Parent (which for the purposes of this Article 4 shall include the Parent and each of its Subsidiaries) agree, except (i) in the case of the Company as provided in Article 4 of the Company Disclosure Schedule,
(ii) in the case of the Parent (x) as provided in Article 4 of the Parent Disclosure Schedule or (y) as would not have a material adverse effect on the ability of the Parent to consummate the Merger or materially delay the Effective Date, (iii) as otherwise contemplated by this Agreement, or (iv) to the extent that the other party shall otherwise consent in writing, to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its p present officers and employees, maintain its properties and assets, in the aggregate, in good condition and repair, normal wear and tear excepted, and preserve its relationships with customers, suppliers, distributors, and others with which it has business dealings.

     2.        Certain Actions by the Company.   In addition, except
               ------------------------------
as is set forth in Article 4 of the Company Disclosure Schedules notwithstanding Section 4.1 above, without the prior written consent of the Parent, which consent will not be unreasonably withheld or delayed, the Company shall not do any of the following, nor shall the Company permit its Subsidiaries to do any of the following:

     1. Enter into any partnership arrangements, joint development agreements or strategic alliances;

     2. Grant any severance or termination pay to any officer or employee except payments pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the Parent, or adopt any new severance plan;

     3. Make any filings with any government authority regarding its rates or charges, standards of service, accounting matters or services it provides, except in the ordinary course of business consistent with past practices or as required by law;

     4. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, other than the declaration and payment of regular quarterly cash dividends on the Company Common Stock with record and payment dates consistent with past practice and at rates not in excess, in any fiscal year, of the dividends for the prior fiscal year increased at a rate consistent with past practice, and dividends payable by a Subsidiary to the Company, other than a dividend or distribution in connection with the adoption of a replacement shareholders rights plan or in connection with any redemption under the Rights Plan;

     5. Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock;
     6. Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of Company capital stock or any securities convertible into shares of Company capital stock, or subscriptions, rights, warrants or options to acquire any shares of Company capital stock or any securities convertible into shares of Company capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than pursuant to the Company Plans consistent with past practice;

     7. Cause, permit or propose any amendments to its Articles of Incorporation or Bylaws, except as contemplated by this Agreement and in connection with adopting a new shareholder rights plan;

     8. Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest (other than money market accounts and other short-term investments) in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material amount of operating assets;

     9. Sell, lease, encumber or otherwise dispose of any properties or assets that are material, individually or in the aggregate, to the business of the Company, except for easements granted in the ordinary course of business;

     10. Incur any indebtedness for borrowed money or guarantee any such indebtedness (or enter any other guarantee, keep-well, capital maintenance or other similar agreement) or issue or sell any debt securities or warrants or rights to acquire debt securities of the Company or guarantee any debt securities of others;

     11. Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director, officer or employee other than pursuant to existing agreements, plans and arrangements identified in the Company Disclosure Schedule, or increase the salaries or wage rates, other than in the ordinary course of business and consistent in timing and amount with past practice or as required by law, of its officers or employees;

     12. Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business or in an amount, in any individual case, of less than $150,000, other than any payments made under any of the contracts, agreements or binding commitments listed in the Company Disclosure Schedule, in accordance with their respective terms;

     13. Make any individual capital expenditure or commitment, or series of related capital expenditures or commitments, outside the ordinary course of business, exceeding $150,000;

     14. Take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law or fail to take all necessary steps within its control to exempt (or ensure the exemption of) the transactions contemplated by this Agreement from any applicable Takeover Law, including NH RSA 421-A; or

     15. Agree in writing or otherwise to take any of the actions described in this Section.

5.        ADDITIONAL AGREEMENTS

     1.        Proxy Statement/Prospectus; Registration Statement;
               --------------------------------------------------
Other Filings.   As promptly as practicable after the execution
of this Agreement, the Company will prepare and file with the SEC the Proxy Statement, and the Parent will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of the Company and the Parent will respond to any comments of the SEC and will use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Company will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time.
As promptly as practicable after the date of this Agreement, the Company and the Parent will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or state securities laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. From and after the date of this Agreement until the Effective Time, the Parent and the Company shall file with the SEC when due all reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act, and the Parent shall make available to the Company's stockholders such information as may be required in connection with their election as to the form of Merger Consideration. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing or to be made available to the Company's stockholders in connection with such election, the Company or the Parent, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment, supplement or information. The Proxy Statement will also include the recommendations of the Board of Directors of the Company in favor of approval of this Agreement (except that the Board of the Company may withdraw, modify or refrain from making such recommendation to the extent that the Board determines in good faith, after consulting with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so).

     2.        Meetings of Stockholders.
               ------------------------

     The Company will take all action necessary in accordance with applicable New Hampshire law and its Articles of Incorporation and Bylaws to convene the Company Stockholders' Meeting to be held as promptly as practicable, and in any event within 60 days after the declaration of effectiveness of the Registration Statement , and in any event will use all commercially reasonable efforts to convene the Company Stockholders' Meeting prior to December 31, 1999, for the purpose of considering the approval of this Agreement. Unless otherwise required by the fiduciary duties of the Company's Board of Directors, the Company will use its best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required to obtain such approval.

     3.        Access to Information; Confidentiality.
               --------------------------------------

     1. Each party will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, including properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this
     Section 5.3 will affect or be deemed to modify or waive any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     2. The parties acknowledge that the Company and the Parent have previously executed Confidentiality Agreements dated June 9 and June 11, 1999 (the "Confidentiality Agreements"), which Confidentiality Agreements will continue in full force and effect in accordance with its terms, except as is necessary to comply with the terms of this Agreement.

     4.        No Solicitation.
               ---------------

     1. From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement, the Company and its Subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or encourage or facilitate submission of, any proposals or offers (or anything that is reasonably likely to lead to a proposal or offer) by any person, entity or group
     (other than the Parent and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company or any of its Subsidiaries to, or afford any access to the properties, books or records of the Company or any of its Subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than the Parent and its affiliates, agents and representatives), in connection with any Acquisition Proposal, or that constitute or may reasonably be expected to lead to an Acquisition Proposal, with respect to the Company. For the purposes of this Agreement, an "Acquisition Proposal" means (x) any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets of the Company or similar transactions involving the Company or any Subsidiary (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of this Agreement), (ii) sale of 20% or more of the outstanding shares of capital stock of the Company (including without limitation by way of a tender offer or an exchange offer), or (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) that beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of capital stock of the Company (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto); or (y) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will use reasonable efforts to obtain the return of any confidential information furnished to any such parties. The Company will (i) notify the Parent promptly if any inquiry or proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) notify the Parent within one business day of the receipt thereof of the identity of the person making the Acquisition Proposal and the applicable terms and conditions of such Acquisition Proposal and of any modification thereof or any proposed agreement. In addition, subject to the other provisions of this Section 5.4, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement, the Company and its Subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group
     (other than the Parent); provided, however, that nothing herein shall prohibit the Company's Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or any other disclosure required by law.

     2. Notwithstanding the provisions of paragraph (a) above but subject to compliance with the notification requirements thereof, the Company may, to the extent the Board of Directors of the Company determines, in good faith, after consultation with its outside legal counsel and financial advisors, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (c) below, furnish information to any person, entity or group after such person, entity or group has delivered to the Company in writing an Acquisition Proposal that the Board of Directors of the Company determines in good faith, (i) would result in a transaction more favorable to the stockholders of the Company than the Merger and (ii) has been made by a person, entity or group that is financially capable of consummating the Acquisition Proposal. In addition, notwithstanding the provisions of paragraph (a) above, in connection with a possible Acquisition Proposal, the Company shall refer any third party to this Section 5.4 or make a copy of this Section 5.4 available to a third party. In the event the Company receives an Acquisition Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of the Company from approving such Acquisition Proposal, or recommending such Acquisition Proposal to the Company's stockholders, if the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of the Company may withdraw, modify or refrain from making its recommendation concerning the approval of this Agreement, provided that the Company provides Parent with at least three business days' prior notice thereof, during which time the Parent may make, and in such event the Company shall consider, a counterproposal to such Acquisition Proposal, and shall itself and shall cause its financial and legal advisors to negotiate on its behalf with the Parent with respect to the terms and conditions of such counterproposal. Nothing in this Section 5.4 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Section 7.1 hereof), (y) permit the Company to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement of the type referred to below)) or (z) affect any other obligation of the Company under this Agreement.

     3.        Notwithstanding anything to the contrary in this
     Section 5.4, the Company will not provide any non-public information to a third party unless (i) the Company provides such non-public information pursuant to a nondisclosure agreement with terms comparable to the terms in the Confidentiality Agreement dated June 9, 1999 protecting confidential information of the Company and (ii) such non-public information has previously been delivered or made available to the Parent.

     5.        Public Disclosure.   The Parent will consult with the
               -----------------
Company, and the Company will consult the Parent, and each will get the approval of the other (which will not be unreasonably withheld or delayed), before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such consultation and approval, except as may be required by law or any listing agreement with or rule of a national securities exchange.
     6.        Legal Requirements.
               ------------------

     1. Each of the Parent, Merger Sub and the Company will take all reasonable actions necessary or desirable to comply promptly with all legal requirements that may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. The Parent will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto. The Company will use its commercially reasonable efforts to assist the Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

     2. As soon as practicable after execution of this Agreement or as otherwise mutually agreed by the parties, each of the Parent and the Company shall file with the Antitrust Division and the FTC a premerger notification form and any supplemental information (other than privileged information) which may be requested in connection therewith pursuant to the HSR Act, which filings and supplemental information will comply in all material respects with the requirements of the HSR Act. Each of the Parent and the Company shall cooperate fully with the other in connection with the preparation of such filings and shall use its best efforts to respond to any requests for supplemental information from the Antitrust Division or the FTC and to obtain early termination of any waiting period applicable to the Merger under the HSR Act without any materially burdensome conditions or any divestiture. Filing fees required to be paid in connection with the premerger notification pursuant to the HSR Act shall be borne and paid by the Parent.

     3. As soon as practicable after execution of this Agreement, to the extent applicable, the Parent shall file with the SEC an application for approval under Section 9(a)(2) of PUHCA and such other applications and information (other than privileged information) which may be requested by the SEC in connection therewith pursuant to PUHCA and the rules of the SEC thereunder, which filings and information will comply in all material respects with the requirements of PUHCA and such rules. The Parent will diligently prosecute such applications and, subject to the understanding set forth in clause (ii) of Section 6.1(d) below, take such actions as may reasonably be necessary to obtain the requisite SEC approval under PUHCA.

     7.        Third Party Consents.   As soon as practicable
following the date hereof, each of the Company and the Parent will use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its Subsidiaries' agreements, contracts, licenses, leases or franchises required to be obtained in connection with the consummation of the transactions contemplated hereby, it being understood that neither Company nor Parent shall be required to make materially burdensome payments in connection with fulfillment of its obligations under this Section 5.7.

     8.        Notification of Certain Matters.   The Parent will give
               -------------------------------

prompt notice to the Company, and the Company will give prompt notice to the Parent, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of the Parent and Merger Sub or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

     9.        Best Efforts and Further Assurances.   Subject to the
               -----------------------------------
respective rights and obligations of the Parent and the Company under this Agreement, each of the parties to this Agreement will and the Parent will cause Merger Sub to, use its best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will, and the Parent will cause Merger Sub to, execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Agreement shall require the Parent to agree to any materially burdensome condition or any divestiture in order to obtain any clearance for the Merger under the HSR Act or in connection with any other regulatory order or approval.

     10.       Certain Employee Agreements.  Parent and the Surviving
               ---------------------------
Corporation and its Subsidiaries shall honor in accordance with their terms all contracts, agreements, collective bargaining agreements and commitments of the Company and its Subsidiaries prior to the date hereof which apply to any current or former employee or current or former director of the Company and which are disclosed in the Company Disclosure Schedule; provided, however, that the foregoing shall not prevent Parent or the Surviving Corporation from administering and enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment. It is the present intention of Parent and the Company that following the Effective Time, if any reductions in workforce in respect of employees of the Company or any of its Subsidiaries become necessary they shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience, and qualifications, without regard to whether employment prior to the Effective Time was with the Company or its Subsidiaries or Parent or its Subsidiaries, and that any employees whose employment is terminated or jobs are eliminated by Parent, the Surviving Corporation or any of their respective Subsidiaries during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by Parent, the Surviving Corporation or any of their respective subsidiaries, subject in each case to the provisions of any labor agreements that may be applicable. Any workforce reductions carried out following the Effective Time by Parent or the Surviving
Corporation and their respective subsidiaries shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, to the extent applicable, and any comparable applicable state or local law.

     11.       Corporate Offices.  The corporate headquarters of the
               -----------------
Surviving Corporation shall initially be located in Manchester, New Hampshire.

     12.       Community Involvement.  Subsequent to the Effective
               ---------------------
Time, Parent will, or will cause the Surviving Corporation to, continue to make charitable contributions to the communities served by the Company and its Subsidiaries and otherwise maintain a level of involvement in community activities in the State of New Hampshire at a level as generous as established practice carried on in recent years by the Company and its Subsidiaries.

     13.       Advisory Board.  Following the Effective Time,
               --------------
EnergyNorth Natural Gas, Inc. shall maintain an advisory board (the "Advisory Board") consisting of not less than five members and to be chaired by Mr. Giordano, for a period of at least three years following the Closing Date. Membership on the Advisory Board shall be offered to Mr. Giordano and all current members of the Company's Board of Directors who are residents of the State of New Hampshire and who are not employees of the Surviving Corporation and all such persons who join the Advisory Board shall be referred to as "Company Designees". Any vacancy on the Advisory Board which arises after the Effective Time (including any shortfall in Advisory Board membership arising from the failure of at least five eligible members of the Company's Board of Directors to elect to join the Advisory Board) shall be filled by Parent with the advice of the then remaining Company Designees (and such replacement person shall be deemed a "Company Designee" for all purposes hereunder). Meetings of the Advisory Board shall be called by EnergyNorth Natural Gas, Inc. and shall be held no less frequently than quarterly, and EnergyNorth Natural Gas, Inc. shall consult with the Advisory Board with respect to regulatory and legislative matters and community affairs of EnergyNorth Natural Gas, Inc. in EnergyNorth Natural Gas, Inc.'s current service area (including consultations with the Advisory Board in which the Advisory Board may review and make recommendations consistent with Section 5.12 with respect to the civic, charitable and business and customer development activities of EnergyNorth Natural Gas, Inc. in such area). Company Designees shall receive a fee of $1,500 per meeting attended for serving on the Advisory Board, and shall be reimbursed for reasonable out-of-pocket expenses incurred in connection with their service on the Advisory Board. The members of the Advisory Board shall be committed to the advancement of the affairs of the Surviving Corporation, EnergyNorth Natural Gas, Inc., and the Parent in the State of New Hampshire. The Surviving Corporation shall provide to Company

Designees indemnification rights to the same extent as provided to Surviving Corporation's directors pursuant to the Surviving
Corporation's Articles of Incorporation and bylaws.

     14.       Representation on Parent Board.  The Parent shall
               ------------------------------
take such action as may be necessary to cause the number of Trustees comprising of the Parent's Board of Trustees at the Effective
Time to be sufficient to permit one director of the Company to serve thereon and shall elect Edward T. Borer or another director of the Company designated by the Board of Directors of the Company who is reasonably satisfactory to the Parent. The Parent shall, as of the Effective Time, appoint such director to serve on the Parent 's Board of Trustees for an initial term ending at the 2003 Annual Meeting of Shareholders of the Parent.

     15.        Employee Benefit Matters.
                ------------------------

     1. For a period of 12 months after the Closing Date, and subject to applicable law, the Parent shall provide to continuing employees who were employees of the Company and its Subsidiaries immediately prior to the Effective Time (for purposes of this Section 5.15, "affected employees") benefits under welfare plans
     (as that term is defined in Section 3(1) of ERISA) and tax-qualified pension plans (as that term is defined in Section 3(2) of ERISA) that are substantially comparable in the aggregate to the welfare and tax-qualified pension benefits provided under the Company's Plans (as defined in Section 2.14), other than individual agreements, disclosed in the Company Disclosure
     Schedule as in effect on the Closing Date. Such employee benefits shall be made available to such employees without regard to preexisting condition limitations other than any such condition or limitation (including without limitation preexisting condition exclusions, waiting periods, actively-at-work requirements and other similar exclusions and conditions) as to which the relevant corresponding Plan of the Company or its Subsidiaries provided only a conditional waiver and as to which the employee (or his or her spouse or dependents) had not, as of the Closing Date, satisfied the relevant conditions for such waiver. For purposes of each employee benefits plan of the Parent or its Subsidiaries (a "Parent plan") that determines an individual's eligibility to become a participant in the Parent plan (an "eligibility requirement") or the extent of a participant's nonforfeitable right to benefits otherwise accrued under the Parent plan (a "vesting requirement") by reference to service for the Parent and its Subsidiaries, the Parent plan's eligibility and vesting requirements shall be applied to the extent permitted by law by taking into account for each affected employee such services of such employee for the Company or its subsidiaries prior to the Effective Time as would have been taken into account for purposes of the Parent's plan's eligibility and vesting requirements had such services been performed for the Parent and its Subsidiaries. The provisions of this Section 5.15 shall not apply to affected employees whose terms and conditions of employment are governed by a collective bargaining agreement.
     2. The Company may establish a retention pool of up to a maximum of $650,000 in order to retain the services of certain officers and employees through and following the Effective Date. A listing of the individuals proposed to be covered and their respective retention amounts shall be provided by the Company to the Parent for its approval within 90 days following the date of this Agreement, such approval not to be unreasonably withheld. The amounts shall be payable to the individuals, as approved by the Parent pursuant to the immediately preceding sentence, 90 days following the Closing if such individuals have remained employed with the Surviving Corporation or its Subsidiaries through such date, except as set forth in Schedule 5.15(b) of the Parent Disclosure Schedules.

     16.       Indemnification; D&O Insurance.
               ------------------------------

     1. In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including without limitation any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the
     "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of the Company, any of its Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, to the extent, if any, not provided by an existing right of indemnification or other agreement or policy, the Parent shall indemnify and hold harmless, as and to the fullest extent permitted by law and the charter and by-laws of the relevant entity, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation. In the event of any such threatened or actual claim, action, suit, proceeding or investigation
     (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Parent;
     provided, however, that (i) the Parent shall have the right to assume the defense thereof and upon such assumption the Parent shall not be liable to any Indemnified Party in connection with the defense thereof, except that if the Parent elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between the Parent and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Parent, and the Parent shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (ii) the Parent shall be obligated pursuant to this paragraph to pay for only one counsel in any jurisdiction for all Indemnified Parties, (iii) the Parent shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (iv) the Parent shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 5.16 upon learning of any such claim, action, suit, proceeding or investigation shall notify the Parent thereof, provided that the failure to so notify shall not affect the obligations of the Parent under this Section 5.16 except to the extent such failure to notify materially prejudices the Parent. The Company's obligations under this Section 5.16(a) shall continue in full force and effect for a period of six (6) years from the Effective Time, provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

     2.        From and after the Effective Time, the Surviving
     Corporation will fulfill and honor in all respects the indemnification obligations of the Company pursuant to the provisions of the Articles of Incorporation and the Bylaws of the Company as in effect immediately prior to the Effective Time.

     3. For a period of six (6) years after the Effective Time, the Parent shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to the Parent) with coverage in amount and scope at least as favorable as the Company's existing coverage (which coverage may be an endorsement extending the period in which claims may be made under such existing policy); provided that in no event shall the Parent or the Surviving Corporation be required to expend per year under this Section 5.16(c) more than an aggregate of 150% of the current annual premium expended by the Company to provide such coverage; and, further provided that if the premium for such coverage exceeds such amount, the Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 150% of the current annual premium.

     4. In the event the Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Parent assume the obligations set forth in this Section 5.16.

     5. The provisions of this Section 5.16 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, and nothing herein shall affect any indemnification rights that any Indemnified Party and his or her heirs and representatives may have under the Bylaws of the Company or any of its Subsidiaries, any contract or applicable law.

     17.       Tax-Free Reorganization.  The Parent and the Company
               -----------------------
will each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code, and neither party will take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Each of the parties shall report the Merger for income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (and any comparable state or local tax statute). The Parent and the Company will each make available to the other party and their respective legal counsel copies of all tax returns as may be requested by the other party. Each of the Parent and the Company will make and will use its best efforts to obtain from its affiliates such reasonable representations as may be requested by legal counsel for the purpose of rendering the opinions contemplated by Section 6.1(f).

     18.       Listing.  The Parent shall use its best efforts to
               -------
cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, the Pacific
Exchange and the Boston Stock Exchange prior to the Effective
Time.

     19.       Dividend Record Date.   The Company agrees to
               --------------------
coordinate with the Parent in establishing the record date for the payment of any dividends on the Company Common Stock in order to assure that the holders of record of Company Common Stock (i) are entitled to receive a dividend on either Company Common Stock or Parent Common Stock received in the Merger in the quarter in which the Closing occurs, and (ii) are not entitled to receive a dividend on both Company Common Stock and Parent Common Stock received in the Merger in the quarter in which the Closing occurs.

     20.       Stock Options and Employee Benefits.
               -----------------------------------

     1. At the Effective Time, each outstanding option to purchase shares of the Company Common Stock (each a "Company
     Stock Option") under the Company Stock Option Plans, whether or not exercisable, will be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan and option certificate immediately prior to the Effective Time (including, without limitation, any existing repurchase rights or vesting provisions other than any provision providing for accelerated vesting in connection with the Merger, which provisions shall not apply with respect to the Merger), except that (i) each Company Stock Option will be exercisable for that number of whole shares of Parent Common Stock as the holder would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, without taking into account whether or not such option is in fact then exercisable and all shares of Company Common Stock issuable upon the exercise of such option were converted into Parent Common Stock pursuant to Section 1.6, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the number of shares of Parent Common Stock deemed purchasable, in accordance with the terms of this Section, pursuant to such Company Common Stock Option, rounded up to the nearest whole cent. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of options assumed by Parent pursuant to this Section. As soon as practicable after the Effective Time, Parent shall deliver to each holder of a Company Stock Option an appropriate notice setting forth such holder's rights pursuant thereto.

     2. It is intended that the Company Stock Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 5.20 shall be applied consistent with such intent.

     3. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options within 10 business days after the Effective Time and shall use its reasonable efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

     21.       Rights Plan Redemption.  Not later than immediately
               ----------------------
prior to the Effective Time, the Company shall redeem all outstanding rights under the Rights Agreement so that the Rights
Agreement will not apply to the consummation of the transactions contemplated hereby.

6.        CONDITIONS TO THE MERGER

     1.        Conditions to Obligations of Each Party to Effect the Merger.
               ------------------------------------------------------------

The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

     1.        Stockholder Approval.   This Agreement shall have been
     approved by the requisite vote under the Company's charter and bylaws, applicable laws of the State of New Hampshire and the rules and regulations of the NYSE, as and to the extent required.

     2.        NHPUC Approval.   The Merger, the Merger Agreement and
     the related transactions contemplated hereunder shall have received all required or requested approvals or reviews from the NHPUC pursuant to applicable New Hampshire law on terms and conditions which (i) with respect to rates and recovery of costs, including without limitation transaction, premium and integration costs, associated with the Merger, are not less favorable to the Surviving Corporation or EnergyNorth Natural Gas, Inc. or Parent than those contained in the order of the NHPUC, dated July 20, 1998, In Re Northern Utilities, Inc. (DF-040, Order No. 22,983), and (ii) do not otherwise have or constitute a material adverse effect on the business, assets (including intangible assets), prospects, financial condition or results of operations of the Surviving Corporation or EnergyNorth Natural Gas, Inc. or the other gas distribution Subsidiaries of the Parent, and such approval shall be final, nonappealable and not under appeal.

     3.        Registration Statement Effective.   The SEC shall have
     declared the Registration Statement effective, and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

     4.        PUHCA Approval.   The requisite approval of the SEC
     under PUHCA shall have been obtained on terms and conditions that
     (i) do not have and cannot reasonably be expected to have a Parent Material Adverse Effect and (ii) are not otherwise materially burdensome to the Parent, it being understood that any requirement that the Parent register as a non-exempt "holding company" under PUHCA or divest any of its or the Surviving Corporation's operations shall be deemed to be materially burdensome for purposes of this provision unless such requirement arises as a result of any other transaction or transactions engaged in by Parent or its Subsidiaries after the date of this Agreement and not solely as a result of the transactions contemplated by this Agreement.

     5. No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal, otherwise prohibiting consummation of the Merger or having a material adverse effect on the Merger.

     6.        Tax Opinions.   The Parent and the Company shall each
     have received substantially identical written opinions from their counsel, Ropes & Gray and Hale and Dorr LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; provided that if the respective counsel to the Parent or the Company does not render such opinion, this condition shall nonetheless be deemed satisfied with respect to such party if counsel to the other party renders such opinion to such party.

     7.        HSR and Similar Compliance.   Any applicable waiting
     period relating to the consummation of Merger under the HSR Act shall have expired or been terminated by the reviewing agency.

     8.        Required Approvals.   All consents and approvals
     referred to in Section 6.1(h) of the Company Disclosure Schedule (or in the applicable Disclosure Schedule with respect thereto) shall have been obtained.

     2.        Additional Conditions to Obligations of the Company.
               ---------------------------------------------------
The obligations of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

     1.        Representations and Warranties.   The representations
     and warranties of the Parent and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Time (without regard to any updates to the Parent Disclosure Schedule, unless otherwise agreed by the Company), except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, where the failure to be so true and correct (without regard to any materiality or knowledge qualifications contained therein) would not have a Parent Material Adverse Effect, and the Company shall have received a certificate to such effect signed on behalf of the Parent by the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Parent.

     2.        Agreements and Covenants.   The Parent and Merger Sub
     shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed on behalf of the Parent by the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Parent.

     3.        Listing.   The shares of Parent Common Stock issuable
     to stockholders of the Company pursuant to this Agreement shall have been authorized for listing on the NYSE, the Pacific
     Exchange and the Boston Stock Exchange.

     3.        Additional Conditions to the Obligations of the Parent
               ------------------------------------------------------
and Merger Sub.   The obligations of the Parent and Merger Sub to
--------------
consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Parent:

     1.        Representations and Warranties.   The representations
     and warranties of the Company contained in this Agreement shall be true and correct on and as of the Effective Time (without regard to any updates to the Company Disclosure Schedule, unless otherwise agreed by the Parent), except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, where the failure to be so true and correct (without regard to any materiality or knowledge qualifications contained therein) would not have a Company Material Adverse Effect, and the Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company.

     2.        Agreements and Covenants.   The Company shall have
     performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company.

7.        TERMINATION

     1.        Termination.    This Agreement may be terminated at any
time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of the Company or the NHPUC:

     1. by mutual written consent duly authorized by the Board of Trustees of the Parent and the Board of Directors of the Company;

     2. by either the Company or the Parent if the Merger shall not have been consummated by July 14, 2000 (which date may be extended at the written request of either the Parent or the Company to January 14, 2001 to the extent necessary to satisfy the condition set forth in Section 6.1(b), (d) or (g) and so long as all other conditions have been or shall be capable of being fulfilled); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date if such action or failure to act constitutes a breach of this Agreement;

     3. by either the Company or the Parent if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order is final, nonappealable and not under appeal;

     4. by either the Company or the Parent if the required approval of the stockholders of the Company contemplated by this Agreement shall not have been obtained on or before March 1, 2000 or by reason of the failure to obtain the required vote upon a vote taken at a duly held meeting of the Company's stockholders duly convened therefor or at any adjournment thereof (a "Company Stockholder Approval Failure Event"); provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Company where the failure to obtain Company stockholder approval shall have been caused by the action or failure to act of the Company in breach of this Agreement and shall not be available to Parent where such failure is caused by a breach of this Agreement by Parent;

     5. by either the Company or the Parent, if the Company shall have accepted or approved an Acquisition Proposal or if the Company's Board of Directors recommends an Acquisition Proposal to the stockholders of the Company as permitted by Section
     5.4(b);

     6. by the Parent, if the Board of Directors of the Company shall have (i) failed to convene the Company Stockholders' Meeting, as required by Section 5.2, (ii) failed to recommend approval of this Agreement in the Proxy Statement or withheld, withdrawn or modified in a manner adverse to the Parent such recommendation or resolved to do so, or (iii) approved or recommended an Acquisition Proposal;

     7. by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Parent set forth in this Agreement, if (i) as a result of such breach the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach and (ii) such breach shall not have been cured by the Parent within ten (10) business days following receipt by the Parent of written notice of such breach from the Company;

     8. by the Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, if (i) as a result of such breach the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach and (ii) such breach shall not have been cured by the Company within ten (10) business days following receipt by the Company of written notice of such breach from the Parent;

     9. by the Parent, if there shall have occurred any event or condition that constitutes a Company Material Adverse Effect since the date of this Agreement which condition or event shall not have been ameliorated such that it is no longer a Company Material Adverse Effect within ten (10) business days following receipt by the Company of notice from the Parent; or

     10. by the Company, if there shall have occurred any event or condition that constitutes a Parent Material Adverse Effect since the date of this Agreement, which condition or event shall not have been ameliorated such that it is no longer a Parent Material Adverse Effect within ten (10) business days following receipt by the Parent of notice from the Company.

     2.        Notice of Termination; Effect of Termination.   Any
               --------------------------------------------
termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (General Provisions), each of which shall survive the termination of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreements, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     3.        Fees and Expenses.

     1. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that the Parent and the Company shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

     2. The Company shall pay to the Parent an amount equal to all out-of-pocket expenses and fees incurred by the Parent, including without limitation fees and expenses payable to all legal, accounting, financial and other professional advisors, relating to the Merger or the transactions contemplated by this Agreement not exceeding $2,000,000 in the aggregate upon the termination of this Agreement by the Parent pursuant to 7.1(h) or upon any termination of this Agreement as to which subparagraph
     (i), (ii) or (iii) of Section 7.3(c) is applicable.

     3. The Company shall pay the Parent a termination fee of $5,500,000 (plus all amounts payable pursuant to Section 7.3(b)), upon the earliest to occur of the following events:

               1. the termination of this Agreement pursuant to Section 7.1(e) or (f);

               2. the termination of this Agreement pursuant to Section 7.1(d) if, at the time of the Seller Stockholder Approval Failure Event;

                    (1) there shall have been announced, commenced or occurred an Alternative Transaction (as defined in Section 7.3(g)) and the Company shall have either (x) executed an agreement to engage in the same or (y) the

               Company's Board of Directors shall not have recommended against such Alternative Transaction affirmatively or, if the Company's Board of Directors has recommended against such Alternative Transaction, the Company's Board of Directors shall have withdrawn such recommendation against such Alternative Transaction or modified such recommendation in a manner adverse to the Parent; or

                    (2) there shall have been announced, commenced or occurred an Alternative Transaction with a Third Party (as defined in Section 7.3(g)) and (x) the Company shall have engaged in, or entered into an agreement to engage in, an Alternative Transaction with such Third Party or any affiliate thereof or with a Competing Party (as defined in Section 7.3(g)) within 12 months of the date of the Company Stockholder Approval Failure Event or (y) the Company's Board of Directors shall have recommended an Alternative Transaction with such Third Party or any affiliate thereof or with a Competing Party within 12 months after the date of the Company Stockholder Approval Failure Event; or

               3. the termination of this Agreement by the Parent pursuant to Section 7.1(h) after a willful breach by the Company of this Agreement, if before such termination or within twelve months thereafter the Company shall have entered into an agreement to engage in or shall have engaged in an Alternative Transaction.

     4. The Parent shall pay to the Company an amount equal to all out-of-pocket expenses and fees incurred by the Company, including without limitation fees and expenses payable to all legal, accounting, financial and other professional advisors, relating to the Merger or the transactions contemplated by this Agreement not exceeding $2,000,000 in the aggregate upon the termination of this Agreement by the Company pursuant to Section 7.1(g).

     5.        The amounts payable pursuant to Section 7.3(b), (c) or
     (d) shall be paid by wire transfer within three business days after the event giving rise to such payment; provided that in no event shall the Company or the Parent be required to pay any expenses or termination fees to the other party if, immediately prior to the termination of this Agreement, the other party was in material breach of any of its material obligations under this Agreement. If one party fails to promptly pay to the other any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of BankBoston, N.A. from the date such fee was required to be paid.
     6.        As used in this Agreement, (A) "Alternative
     Transaction" means either (i) a transaction pursuant to which any person (or group of persons) other than the Parent or its Affiliates (a "Third Party"), acquires 33% or more of the outstanding shares of Company Common Stock, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation or combination involving the Company in which the holders of Company Common Stock do not own at least a majority of the equity of the surviving entity, or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 33% of the fair market value of all the assets of the Company immediately prior to such transaction, or (iv) any public announcement by the Company of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, and (B) "Competing Party" shall mean any person other than the Parent or its affiliates who announces or commences an Alternative Transaction, or with whom an Alternative Transaction occurs, while an Alternative Transaction with a Third Party is pending.

     7. If this Agreement is terminated by a party as a result of a willful breach by the other party (other than under the circumstances described in Section 7.3(c)(iii) above, provided that under such circumstances Parent may exercise and enforce its rights and remedies under this paragraph (g) until and unless the Company engages in an Alternative Transaction, in which event the provisions of Section 7.3(c)(iii) shall thereupon apply), the terminating party may pursue any remedies available to it at law or in equity and shall, in addition to its out-of-pocket expenses (which shall be paid as specified above and shall not be limited to $2,000,000), be entitled to retain such additional amounts as the terminating party may be entitled to receive at law or in equity; provided, however, no party shall be responsible for any special, consequential or incidental damages hereunder, it being understood and agreed that no party shall be entitled to payment under both this Section 7.3(g) and Section 7.3(c)(iii).

8.        GENERAL PROVISIONS

     1.        Non-Survival of Representations and Warranties.  The
               ----------------------------------------------
representations and warranties of the Company, the Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     2.        Notices.   All notices and other communications
               -------
hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

     1.   if to the Parent or Merger Sub, to:

          Eastern Enterprises
          9 Riverside Road
          Weston, Massachusetts  02493

          Attention:     J. Atwood Ives
                         Chairman and Chief Executive Officer

          Telephone:     (781) 647-2302
          Facsimile:     (781) 647-2350


          with a copy to:

          Eastern Enterprises
          9 Riverside Road
          Weston, Massachusetts  02493
          Attention:     L. William Law, Jr., Esq.
                         Senior Vice President and General Counsel

          Telephone:     (781) 647-2313
          Facsimile:     (781) 647-2398


     2.   if to the Company, to:

          EnergyNorth, Inc.
          1260 Elm Street
          Manchester, New Hampshire  03101
          Attention:     Robert R. Giordano
                         President and Chief Executive Officer

          Telephone:     (603) 668-3779
          Facsimile:     (603) 621-2982

          with a copy to:

          Hale and Dorr LLP
          60 State Street
          Boston, Massachusetts  02109
          Attention:     David E. Redlick, Esq.

          Telephone:     (617) 526-6484
          Facsimile:     (617) 526-5000

     3.        Interpretation; Knowledge.  When a reference is made
               -------------------------
in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the

Subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. References to the "knowledge of the Company," or any similar expression shall mean the actual knowledge of any executive officer of the Company.

     4.        Counterparts.   This Agreement may be executed in one
               ------------
or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     5.        Entire Agreement.    This Agreement and the documents
               ----------------
and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Schedule and the Parent Disclosure Schedule (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreements shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (ii) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

     6.        Severability.   In the event that any provision
               ------------
of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     7.        Amendment.   Subject to applicable law, this Agreement
               ---------
may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.        Extension; Waiver.   At any time prior to the Effective
               -----------------
Time any party hereto may, to the extent legally allowed, (i)
extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any
inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
     9.        Other Remedies; Specific Performance.
               ------------------------------------
Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.       Governing Law.   This Agreement shall be governed by
               -------------
and construed in accordance with the laws of the State of New
Hampshire, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     11.       Assignment.   No party may assign either this Agreement
               ----------
or any of its rights, interests, or obligations hereunder without the prior written approval of the of the other parties.

     12.       Parties in Interest.   Except for rights of Indemnified
               -------------------
Parties as set forth in Sections 5.13, 5.14 and 5.16, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     13.       Waiver of Jury Trial.   EACH OF THE PARENT, MERGER SUB
               --------------------
AND COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY
IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON
CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS
AGREEMENT OR THE ACTIONS OF THE PARENT, THE MERGER SUB OR THE
COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND
ENFORCEMENT HEREOF.

     14. Reference is hereby made to the declaration of trust establishing Eastern Enterprises (formerly Eastern Gas and Fuel Associates) dated July 18, 1929, as amended, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts. The name "Eastern Enterprises" refers to the trustees under said declaration as trustees and not personally;
and no trustee shareholder, officer or agent of Eastern
Enterprises shall be held to any personal liability in connection with the affairs of said Eastern Enterprises, but the trust estate only is liable.

IN WITNESS WHEREOF, Eastern Enterprises, EE Acquisition
Company, Inc. and EnergyNorth, Inc. have caused this Agreement to be signed as a sealed instrument by their duly authorized respective officers, all as of the date first written above.


                              EASTERN ENTERPRISES


                              By: /s/ J. Atwood Ives
                                 --------------------------------------
                                 Chairman and Chief Executive Officer




                              EE ACQUISITION COMPANY, INC.


                              By: /s/ Walter J. Flaherty
                                  -------------------------------------
                                  President




                              ENERGYNORTH, INC.


                              By: /s/ Robert R. Giordano
                                  -------------------------------------
                                  President and Chief Executive Officer